Exhibit 10.17(e)

Fourth Amendment to the Frontier Airlines, Inc. Co-Branded Credit Card Agreement

This Fourth Amendment to the Frontier Airlines, Inc. Affinity Credit Card Agreement, made this 8th day of May 2007 by and between Barclays Bank Delaware, formerly known as Juniper Bank (“Barclays”) and Frontier Airlines, Inc. (Frontier) further amends the Frontier Airlines, Inc. Credit Card Agreement between the parties dated March 12, 2003. This agreement, as amended by the letter agreement and amendments described below in the Recitals, shall be referred to as the “Agreement”.

RECITALS:

WHEREAS, Juniper Bank changed its name to Barclays Bank Delaware on May 25, 2006;

WHEREAS, the parties entered into the Agreement (Exhibit 1 hereto) on March 12, 2003;

WHEREAS, the parties entered a letter agreement dated April 1, 2003 regarding the pass through of Volume Incentive of ***** of Net Purchases from ***** (Exhibit 2 hereto)

WHEREAS, the parties entered into a First Amendment to the Agreement in May 2003 (the “First Amendment”). Neither of the parties can locate an executed version of the First Amendment and hereby agree to and ratify the terms of the First Amendment attached as Exhibit 3 to this Fourth Amendment; and

WHEREAS, the parties entered into a Second Amendment to the Agreement in April 2005 (the “Second Amendment”), a copy of which is attached as Exhibit 4 to this Fourth Amendment; and

WHEREAS, the parties entered into a Third Amendment to the Agreement on March 27, 2006 (the “Third Amendment”), but inadvertently titled this Third Amendment as the Second Amendment to the Agreement. A copy of this Third Amendment is attached to this Agreement as Exhibit 5; and

WHEREAS, Frontier and Barclays desire to further amend the Agreement to extend the Term of the Agreement and revise the compensation paid thereunder.

THEREFORE, the parties agree to amend the Agreement as follows:

1.	The title of the Third Amendment is deleted and the following is inserted in its place:

Third Amendment to the Frontier Airlines, Inc. Co-Branded Credit Card Agreement

2.	The following is Agreement is inserted as Section l(g1) immediately following Section 1(g):

(g1) “Designated Association” and shall have the same meaning as Designated Issuer.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

3.	Section 1 (p) of the Agreement is deleted and the following is inserted in its place:

“Initial Term” means the period that begins on the Effective Date and ends on *****.

4.	The following is inserted at the conclusion of Section 3(e):

Effective May 1, 2007, Frontier may, upon ***** written notice, elect to conduct Added Earnings Programs through the event and airport channels provided that: (i) Frontier has demonstrated, to Barclays’s satisfaction, that Frontier is in compliance with Barclays’s reasonable restrictions and requirements for such event channels as required by applicable law and regulations and fraud control, as well as industry standards regarding the security of the applications and privacy of the applicants; (ii) such event channels continue to meet Barclays underwriting and profitability targets; and (iii) the event channels, as operated by Frontier meet volume forecasts established by the Joint Marketing Committee.

5.	The following is inserted at the conclusion of Section 4(a):

The Volume Incentive is funded as follows: ***** of Net Purchases by ***** (the “***** Volume Incentive”) and ***** of Net Purchases ***** (the “***** Volume Incentive Contribution”). Barclays shall pay Frontier the Barclays Volume Incentive Contribution so long as ***** is the Designated Association and without regard to spend thresholds that may be imposed by ***** with regard to the ***** Volume Incentive.

Effective May 1, 2007, Frontier may elect to change the Designated Association provided: (i) it provides Barclays with ***** notice of the election of a new Designated Association; (ii) the selection of a new Designated Association does not cause Barclays to be in breach of any agreements it has with prior Designated Association and (ii) Frontier bears Barclays third party expense related to the change of Designated Associations.

6.	Section 5(a) (ii) is deleted and the following is inserted in its place:

Renewal Premiums: For Accounts renewed prior to March 15, 2007, a Renewal Account Premium in the amount equal to ***** of the Annual fee for said Account. By way of example, based on the Annual Fee at launch the Renewal Premiums would be ***** for each Platinum, World Account; ***** for each Standard Account/with fee; and no fee for each Standard, no fee Account. For Accounts renewed on or after March 15, 2007, ***** for each ***** Account for which an annual fee is paid and

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

***** for each ***** Account. For the purposes of this Agreement an ***** Account means an Account without an annual fee and ***** and is not: (1) in default (2) ***** past due under the Cardmember Agreement or (3) flagged as lost, stolen, or fraudulent according to Barclays’ records.

7.	Section 5(a) (iii), as amended by the Second and Third Amendments to the Agreement is deleted and the following is inserted in its place:

Marketing Premiums: For each Account generated for a Prime Applicant prior to March 15, 2007 (as determined by the date the application is submitted to Barclays) as a result of the Added Earnings Program, a Marketing Premium of *****, and for each Near Prime Account generated as a result of an Added Earning Program, a Marketing Premium of *****. For each Account generated for a Prime Applicant on or after March 15, 2007 (as determined by the date the application is submitted to Barclays) as a result of the Added Earnings Program, a Marketing Premium of ***** and for each Near Prime Account generated as a result of an Added Earning Program, a Marketing Premium of *****. Frontier has no obligation to maintain an Added Earnings Program hereunder and may do so in its sole discretion. To the extent Frontier elects to create an Added Earnings Program, the failure to meet any Account goal established for such an Added Earnings Program shall not be deemed a breach of this Agreement.

8.	The introductory paragraph to Section 5(b) is deleted and the following is inserted in its place:

Bonus Mile Fees and Purchase Mile Fees: Prior to March 15, 2007, Barclays shall pay a Purchase Mile Fee to Frontier equal to ***** for each Purchase Mile and a Bonus Mile Fee of either ***** for each Bonus Mile awarded to an Account for which the New Account Premium is paid, or (2) ***** for each Bonus Mile awarded to an Account for which the Marketing Premium is paid. On or after March 15, 2007, Barclays shall pay a Purchase Mile Fee to Frontier equal to ***** for each Purchase Mile and a Bonus Mile Fee of ***** for each Bonus Mile. The Purchase Mile Fees and Bonus Miles Fees are inclusive of taxes, *****. Purchase Miles and Bonus Miles shall be awarded as follows:

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

9.	The following is added to the Agreement as new Section 7 (g):

Effective April 1, 2007, Frontier and Barclays shall establish a Joint Marketing Committee, to be comprised of an equal number of members from each party and to include, at a minimum, the Frontier program administrator and the Barclays Program manager. Each party may change its representatives to the Joint Marketing Committee by providing notice thereof to the other party. The committee shall meet quarterly, with at least two meetings per Contract Year being in person, to discuss Program results, marketing programs and other key matters. The Joint Marketing Committee shall each year agree on a Marketing Plan as set forth in sub-section (e) above.

10.	The following is added to the Agreement as new Section 7A, following Section 7:

7A. Cross Sell Opportunities. Barclays shall use commercially reasonable efforts to provide Frontier with opportunities to cross sell Frontier products and services, but not the Credit Card, to Barclays non-Program cardholders in the billing statements and, to the extent approved by another Barclays partner, customer statements of the Cardmembers in that partner’s program. Frontier acknowledges that inclusion of inserts in any mailing is subject to reasonable space, weight, size, content, and scheduling restrictions. In the event that Frontier inserts increase the postal expense incurred by Barclays to mail statements with such inserts, then Barclays shall inform Frontier in advance and, provided Frontier agrees to reimburse Barclays for such incremental postage expense, Barclays will use reasonable efforts to include such insertion in the statement mailing, or, if not approved or otherwise feasible, in the next available statement mailing. Frontier shall bear the cost of preparing and producing the actual insert. Barclays shall have the right to review and approve of all inserts, with such approval not to be unreasonably withheld, delayed or conditioned. Frontier acknowledges that with respect to any cross sell opportunities involving third parties (e.g. the Association or other Barclays partners) Barclays will use commercially reasonable efforts to obtain the cooperation or permission of such third party, but that the third party’s participation or approval remains in that third party’s sole discretion.

11.	Section 15. (a) is deleted and the following is inserted in its place:

This Agreement shall become effective on the date executed and delivered by the parties and shall continue for the Initial Term.

12.	The following is added to the Agreement as new Section 15 (c):

(c) (i) In the event of a Change of Control of Barclays, Frontier shall have the option to cause Barclays to sell its remaining interest in this Agreement together with the Portfolio pursuant to the process set forth in Section 15A(i). below.

 (ii) In the event that any material change in any applicable law, operating rule or regulation, or any material change in any operating rule, applicable interchange rate or regulation of MasterCard has a financial impact (by reducing income or increasing expenses) that renders the continued performance of this Agreement under the then current terms and conditions unduly burdensome, as determined in the sole discretion of Barclays, then Barclays shall have the right to terminate this Agreement ***** advance written notice, or such earlier date if required by applicable law, rule or regulation, provided that first Barclays and Frontier meet in good faith to renegotiate this Agreement to ameliorate the financial impact of said change. In the event the discussions fail to produce a revised agreement, such written notice shall include a detailed explanation and evidence of the burden imposed as a result of such change.

13.	The following is added to the Agreement as new Section 15A.

15A Portfolio Purchase Option

(i) If this Agreement is terminated other than by Barclays pursuant to Sections 15(b) or 15(e), or pursuant to Section 15(d) based on the status of Frontier, then Frontier shall have the option (the “Purchase Option”) to purchase or arrange for the purchase of all of the Accounts and the aggregate indebtedness under such Accounts, excluding any Accounts that have been previously written off by Barclays (for purposes of this Section 15A, the “Portfolio”) for a purchase price equal to the fair market value of the Portfolio, as determined below;

(ii) Exercise of Purchase Option. Frontier may exercise the Purchase Option by giving written notice (the “Exercise Notice”) to Barclays not later ***** prior to the date of termination if termination occurs pursuant to Section 15(a), or, not later than ***** after the date of termination for any termination event (other than natural expiration) that triggers the Purchase Option (the “Post Termination Option Period”). Within ***** prior to expiration of the Agreement or ***** after the date of termination for any termination event (other than natural expiration) that triggers the Purchase Option Barclays will provide portfolio data as requested by Frontier, necessary for Frontier to evaluate the exercise of the Purchase Option. If Frontier fails to timely deliver the Exercise Notice as provided herein, then the Purchase Option shall expire. Barclays shall continue to operate the Program (including servicing, managing and administering Accounts and Cardholders and paying all Sales Fees and other fees owed to Frontier, under the terms of this Agreement) through the Post

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Termination Option Period and, if the Purchase Option is exercised, through the date the Portfolio is purchased, as if this Agreement had not been terminated. During the Post Termination Option Period, Barclays will maintain the Accounts at the pre-termination level and not remove Accounts from the portfolio except for cause.

(iii) Determination of Fair Market Value. For purposes of this Section 15, the fair market value (“FMV”) of the Portfolio shall be, as of the date of such determination. The appraisers shall be given the following instructions for preparing their valuations:

1.	The entire pre-charged off (amounts which are not yet deemed uncollectible under Barclays then standard operating procedure) amount of Credit Card Portfolio accounts must be purchases;

2.	Assume *****

3.	Assume *****;

4.	Assume *****

The process for determining the FMV shall be as follows:

(A) Negotiations. For a period of ***** (the “Mutual Agreement Period”) after receipt of the Exercise Notice, the parties shall meet in good faith to attempt to agree on the FMV. If the parties are able to agree upon the FMV, such agreed upon value shall constitute the Portfolio purchase price.

(B) Appraisal Process. In the event the parties are not able to agree on the FMV within the Mutual Agreement Period, Frontier and Barclays shall within ***** business days of the conclusion of the Mutual Agreement Period jointly and mutually agree upon the selection of an independent valuation or appraisal firm of national standing recognized as having the capability to appraise credit card portfolios within the credit card industry and must have had significant recent experience in performing such appraisals of the kind, size and nature of the Portfolio. If Frontier and Barclays are unable to jointly and mutually agree as to such firm, then each of Frontier and Barclays will select such a firm, and the two firms selected shall, within ***** business days, select a third such firm. Such firm(s) will determine the FMV, provided, however, that if three such firms are selected as described above, then the highest and lowest determinations of FMV made by two of the three firms will be discarded and the remaining determination will be the FMV. Within ***** of its or their

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

engagement, the appraisal firm (or firms) shall send to each of Frontier and Barclays the determination of the FMV, along with such documents and calculations (including the methodology used) that reasonably support the determination, and such determination shall constitute the Portfolio purchase price. Each firm utilized shall (1) execute a confidentiality and non-disclosure agreement in a form reasonably satisfactory to the parties, and (2) agree to complete the appraisal of the Portfolio in accordance with this Section and within the time frames set forth herein. Barclays agrees that within ***** of selection of the independent firms, it will provide all data to the independent firms necessary for these firms to determine the FMV.

(iv) In the event this Agreement is terminated pursuant to Section 15 (c) (1), the FMV, as determined above shall be increased by adding the percentage of credit card receivables (“Receivables”) as determined below:

Date of Termination	Percent of Receivables added to FMV
April 1, 2007-Dec. 31 2008	*****
2009	*****
2010	*****
2011	*****
2012	*****
2013	*****
2014	*****

(v) Portfolio Conversion: If Frontier exercises the Purchase Option, the entire Portfolio of Accounts (including all Accounts all pre-charge-off and delinquent accounts) shall be purchased pursuant to a purchase and sale agreement, which terms: (1) shall establish a purchase price as determined in accordance with Section 15 (iii) or (iv), as applicable; and (2) shall establish a purchase date that allows Barclays, upon the exercise of commercially reasonable efforts in regard thereto, to remove the Accounts and associated indebtedness from any applicable loan or asset securitization arrangement. In addition to the amounts specified above, Frontier will pay interim processing fees to Barclays that are reasonable and customary in the industry based upon Barclays’ servicing expenses.

(vi) Continued Payment of Fees. Unless and until Frontier exercises its Purchase Option, Barclays shall pay Frontier in immediately available funds amounts due under the Agreement due Frontier through the expiration of the Purchase Option.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

14.	The following is added as new Section 25, to follow Section 24:

Frontier shall give Barclays the right of first offer to provide other banking products to Frontier Members, including without limitation, other Barclays products and services including other payment card products including private label cards, corporate cards, or debit cards regardless of whether such products include the Marks or participate in the Loyalty Program. Provided that Frontier may, to the extent Barclays does not or cannot offer a product that is economically competitive to Frontier or does not provide competitive functions, features, and support, pursue relationships with other financial institutions for the development and addition of such financial products. Regardless of the foregoing, Barclays agrees Frontier may provide gift and stored value cards to Frontier Members without using Barclays banking products or services.

15.	Barclays shall, within five business days of execution of this Fourth Amendment, pay Frontier, by wire transfer, a one time bonus of ***** as a signing bonus.

16.	All other terms and conditions of the Agreement shall remain in effect except as expressly modified herein or in another writing signed by both parties. Capitalized terms shall have the same meaning as set forth in the Agreement

17.	This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware.

18.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Intending to be legally bound, the parties have executed this Amendment as of the date set forth above.

BARCLAYS BANK DELAWARE formerly known as JUNIPER BANK	FRONTIER AIRLINES, INC.

/s/ [Authorized Signatory]	/s/ John Happ
(Signature)	(Signature)

Senior Director, Segment Marketing	Senior V.P., Marketing & Planning
(Title)	(Title)

May 10, 2007	May 9, 2007
(Date)	(Date)

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.